DATA


PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:                    [JOHN DOE]                          Age: [60]         Sex:  [Male]
        [AVAILABLE ONLY UNDER NQ CONTRACTS]
        [JOINT OWNER:]           [JANE DOE]                          Age: [55]         Sex: [Female]

ANNUITANT:                [JOHN DOE]                          Age: [60]         Sex:  [Male]



 [APPLICABLE FOR NQ CONTRACTS]
[JOINT ANNUITANT:]         [JANE DOE] Age: [55]           Sex: [Female]


  [APPLICABLE TO QUALIFIED PLAN CONTRACTS]
   [EMPLOYER;]  [ABC COMPANY]
   [PLAN:]   [ABC COMPANY PLAN]

BENEFICIARY:     [JANE DOE]

CONTRACT NUMBER:                [00000]

         ENDORSEMENTS ATTACHED:
             Endorsement Applicable to Credits Applied to Annuity Account Value

             [MARKET SEGMENT ENDORSEMENTS]
             [Endorsement Applicable to Non-Qualified Contracts
             Endorsement Applicable to Defined Contribution Qualified Plan Contracts
             Endorsement Applicable to Defined Benefit Qualified Plan
             Contracts
             Endorsement Applicable to Traditional IRA Contracts
             Endorsement Applicable to Roth IRA Contracts]

             [INVESTMENT OPTIONS ENDORSEMENTS]
             [Endorsement Applicable to Special Money Market Dollar Cost
             Averaging
             Endorsement Applicable to Allocation Options
             Endorsement Applicable to the Asset Transfer Program (ATP)]

             [OPTIONAL RIDERS ATTACHED:
             Guaranteed Minimum Income Benefit Rider with Guaranteed Withdrawal Benefit for Life Conversion Benefit
             "Greater of" Guaranteed Minimum Death Benefit Rider
             Highest Anniversary Value Guaranteed Minimum Death Benefit Rider]



ICC11DPACC-CP                                                        Data Page 1

       ISSUE DATE:                       [January  1, 2011]
       CONTRACT DATE:                    [January  1, 2011]
       MATURITY DATE:                    [January 1, 2046]

       The Maturity Date may not be prior to [five years from the Contract Date] nor later than the Contract Date Anniversary which follows the Annuitant's [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract except as described in Section 7.02 [and the next paragraph]. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth.

             [APPLICABLE TO IRA CONTRACT OWNERS ONLY]
             [If you die and your spouse elects to continue this Contract ("Spousal Continuation"), your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date.]

             [APPLICABLE TO NQ CONTRACT OWNERS ONLY]
             [If you die and your spouse elects to continue this Contract ("Spousal Continuation"), if you were also the sole Annuitant under the Contract, your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date. However, if your age did not originally determine the Maturity Date under the Contract, your spouse may elect to become the Annuitant, superseding any named Annuitant and your spouse's date of birth will determine the Maturity Date.]

             [FOR NQ CONTRACTS WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

       You may request in writing to us an Annuity Commencement Date earlier than the Maturity Date shown above. Such request must be received by the Processing Office at least [60] days prior to the Annuity Commencement Date you request.


ICC11DPACC-CP                                                        Data Page 2

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT. Guaranteed Interest Option:

        Initial Guaranteed Interest Rate                   [2.75% through January 31, 2011;
        Annual Guaranteed Interest Rate                     1.0% through December 31, 2011]
        Lifetime Minimum Guaranteed Interest Rate          [1.0%]

INITIAL CONTRIBUTION RECEIVED:                                                       [$100,000.00]
       [APPLICABLE ONLY IF INDICATED BY OWNER]
       [EXPECTED FIRST [12 MONTH] CONTRIBUTION:                              [$ 1,000,000.00]]

       CREDIT AMOUNT - OF INITIAL CONTRIBUTION:                              [$      5,000.00/ N/A*]


        (see Endorsement Applicable to Credits Applied to Annuity Account Value)

         *[Credits are not applied to Contributions that result from a Roth IRA conversion from [any AXA Equitable] Extra Credit Traditional IRA Contract]
INVESTMENT OPTIONS (SEE SECTIONS 2.01 AND 2.02 OF THE CONTRACT)

INVESTMENT OPTIONS AVAILABLE. YOUR INITIAL ALLOCATION IS SHOWN. [YOU MAY NOT ALLOCATE AMOUNTS TO MORE THAN [90] INVESTMENT OPTIONS AT ANY TIME.]

       ACCOUNT FOR SPECIAL MONEY MARKET DOLLAR COST AVERAGING


                                                                       AMOUNT
          VARIABLE INVESTMENT OPTIONS                                ALLOCATED
          ---------------------------                              -------------
          [AXA Ultra Conservative Strategy Investment Option^]
          AXA Growth Strategy
          AXA Moderate Growth Strategy
          AXA Balanced Strategy                                   $52,500
          AXA Conservative Growth Strategy
          AXA Conservative Strategy
          EQ/Money Market                                         $52,500


[An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.]
GUARANTEED INTEREST OPTION ("GIO")
      [No more than [25%] of the total Annuity Account Value may be allocated to the GIO]

[^ You may not contribute to or transfer amounts into the AXA Ultra Conservative Strategy Investment Option. This is the Asset Transfer Program Investment Option described in the Endorsement Applicable to the Asset Transfer Program.]

TOTAL AMOUNT ALLOCATED TO INVESTMENT OPTIONS):                     [$105,000.00]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49]]


ICC11DPACC-CP                                                        Data Page 3

CONTRIBUTIONS AND ALLOCATIONS (SEE SECTIONS 3.01 AND 3.02 OF THE CONTRACT):

CONTRIBUTION LIMITS:      Initial Contribution minimum: [$10,000]

Subsequent Contribution minimum: [$500] [FOR CONTRACTS ISSUED IN THE NQ AND IRA MARKET SEGMENTS ONLY, THE FOLLOWING TEXT WILL APPEAR] [Subsequent Contributions are limited to the first Contract Year.]

We may discontinue acceptance of Contributions under the Contract upon [45 days] advance written notice to you. Any change in limitations or discontinuation of Contributions will be implemented to manage the financial risk to the Company in the event market and/or economic conditions decline.

[We may refuse to accept any Contribution if the sum of all Contributions under all ["Accumulator" and "Retirement Cornerstone"] Series Contracts with the same Annuitant or Owner would then total more than [$1,500,000].

[FOR CONTRACTS ISSUED IN THE [QP-DB]/[QP-DC] MARKET SEGMENT ONLY, THE FOLLOWING TEXT WILL APPEAR IN LIEU OF THE PREVIOUS PARAGRAPH] [We reserve the right to limit aggregate Contributions made each Contract Year after the first Contract Year to 100% of the first Contract Year Contributions. We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than 80% of the present value of the Annuitant's accrued benefit. The only Contributions we will accept are: (i) transfers from another [QP-DB]/[QP-DC] plan and (ii) amounts attributable to a change of investment vehicles in the plan.]

[FOR ALL CONTRACTS] We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation
Contracts/Certificates of which you are Owner or under which you are the Annuitant would total [$2,500,000.]

TRANSFER RULES (SEE SECTION 4.02 OF THE CONTRACT): Transfer requests must be in writing and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:
    a) [limit transfers among or to the Variable Investment Options to no more than once every 30 days,
    b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,
    c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,
    d) reject transfer requests from a person acting on behalf of multiple contract owners unless pursuant to a trading authorization agreement that we have accepted,


ICC11DPACC-CP                                                        Data Page 4

    e) restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,
    f) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

       (a) [25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,
       (b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or
       (c) [25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year.

Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous business day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45 days] in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.

[THE FOLLOWING TEXT WILL APPLY WHEN EITHER GMIB I OR GMIB II IS ELECTED WITH THIS CONTRACT.] [In addition to the above, any transfer rules described in the Endorsement Applicable to the Asset Transfer Program (ATP) issued with this Contract will apply.]

[THE FOLLOWING TEXT WILL APPLY WHEN GMIB II OR NO GMIB RIDER IS ISSUED WITH THIS CONTRACT.] [In addition to the above, any transfer rules described in the Endorsement Applicable to Investment Options issued with this Contract must be complied with.]

WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals: The Lump Sum Withdrawal minimum amount is [$300]. [APPLICABLE TO QP-DB AND QP-DC MARKET SEGMENTS ONLY:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option. If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Special Money Market Dollar Cost Averaging program.

[THE FOLLOWING LANGUAGE IS APPLICABLE TO TRADITIONAL IRA AND QP-DC CONTRACTS] Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Market Segment].


ICC11DPACC-CP                                                        Data Page 5

CONTRACT TERMINATION (SEE SECTION 5.02 OF THE CONTRACT):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will be terminated.

This Contract (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

(NORMAL FORM OF ANNUITY BENEFIT) (SEE SECTION 7.04 OF THE CONTRACT):

LIFE ANNUITY 10 YEAR PERIOD CERTAIN FOR ANNUITY COMMENCEMENT DATE AGES 80 AND GREATER THE "PERIOD CERTAIN" IS AS FOLLOWS:

        ANNUITIZATION AGE           LENGTH OF PERIOD CERTAIN
        -----------------           ------------------------
          [Up to age 80                            10
                81                                 9
                82                                 8
                83                                 7
                84                                 6
                85                                 5
                86                                 4
                87                                 3
                88                                 2
                89                                 1
          90 through 95                            0]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05 OF THE CONTRACT):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value. The "Conditions Relating to Credits" in the "Endorsement Applicable to Credits Applied to Annuity Account Value" sets forth additional terms and conditions relating to your Annuity Benefit options under the Contract.

CONDITIONS FOR PAYMENT - (INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX) (SEE SECTION 7.06 OF THE CONTRACT):
[6%] per year

CONDITIONS FOR PAYMENT - (MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY) (SEE
SECTION 7.06 OF THE CONTRACT): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]


ICC11DPACC-CP                                                        Data Page 6

PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT.

WITHDRAWAL CHARGES (SEE SECTION 8.01): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Withdrawal Amount as discussed in Section 8.01, if the Contract is surrendered to receive the Cash Value, or to annuitize to a non-life contingent Annuity Benefit. We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.


                                                           Percentage of
                     Contract Year                         Contributions
                     -------------                         -------------
                           1                                  8.00%
                           2                                  8.00%
                           3                                  7.00%
                           4                                  6.00%
                           5                                  5.00%
                           6                                  4.00%
                           7                                  3.00%
                           8                                  2.00%
                           9                                  1.00%
                   10 and later                               0.00%

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with ''Contract Year 1'' with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is ''Contract Year 1.''

Withdrawal Charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Your years of participation under the Prior Contract or years since Contributions were made under the Prior Contract, if applicable, may be included for purposes of determining the Withdrawal Charge.

FREE WITHDRAWAL AMOUNT (SEE SECTION 8.01): [10%] of the Annuity Account Value at the beginning of the Contract Year, minus any amount previously withdrawn during the Contract Year. In the first Contract Year amounts received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.


ICC11DPACC-CP                                                        Data Page 7

ADMINISTRATIVE AND OTHER CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE
SECTION 8.02 OF THE CONTRACT):

Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract is surrendered.

The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro rata basis. If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Special Money Market Dollar Cost Averaging program.

TRANSFER CHARGES (SEE SECTION 8.03 OF THE CONTRACT):

Currently, the number of free transfers is unlimited, subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2% of each transaction amount] at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.

CONTRACT FEE (SEE SECTION 8.04 OF THE CONTRACT):            ANNUAL RATE OF  [1.55%] (equivalent to a
                                                            daily rate of [.003724%] [plus any
                                                            applicable VIO Facilitation Charge up to
                                                            an annual rate equal to [0.45%]
                                                            (equivalent to a daily rate of
                                                            [.001236%]).]

The Contract Fee includes the following charges:

    Operations Fee:                                  Annual rate of [0.95%]
    Administration Fee:                              Annual rate of [0.35%]
    Distribution Fee:                                Annual rate of [0.25%]

    [Variable Investment Option Facilitation Charge:  Annual rate up to [0.45]%

       The Variable Investment Option ("VIO") Facilitation Charge applies to certain VIOs as indicated in the VIOs listed in Part B of these Data Pages. Unless otherwise specified, for VIOs indicated with

                a single*      the annual rate is [0.25%] (equivalent to a daily
                rate of [.000686%]).
                a double**   the annual rate is [0.35%] (equivalent to a daily
                rate of [.000961%]).
                a triple***   the annual rate is [0.45%] (equivalent to a daily
                rate of [.001236%]).

We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date.]



ICC11DPACC-CP                                                        Data Page 8

THIRD PARTY TRANSFER CHARGE (SEE SECTION 8.07 OF THE CONTRACT): We will deduct a charge no greater than [$85] per occurrence for a direct rollover or direct transfer of amounts withdrawn from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a contract issued by another company.

This charge will be deducted from the Annuity Account Value in the Investment Options on a pro rata basis. If there is insufficient value or no value in the Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Special Money Market Dollar Cost Averaging program.

[THE FOLLOWING TEXT WILL APPEAR IN THE DATA PAGES IF THE ALTERNATE PAYMENT METHOD APPLIES]

[CHECK PREPARATION CHARGE (SEE SECTION 9.07 OF THE CONTRACT): ALTERNATE PAYMENT METHOD We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $[35]. ]


ICC11DPACC-CP                                                        Data Page 9

PART D - THIS PART DESCRIBES WAIVERS OF CERTAIN CHARGES IN YOUR CONTRACT.

WITHDRAWAL CHARGE WAIVERS - IN ACCORDANCE WITH SECTION 8.01 OF THE CONTRACT, WE RESERVE THE RIGHT TO REDUCE OR WAIVE THE WITHDRAWAL CHARGE.

For Waivers 3, 4 and 5 specified below, there is a twelve month ineligibility period (the period during which you are ineligible to receive the waiver benefit), beginning on the Contract Date of this Contract and ending on the first Contract Date Anniversary. Once the ineligibility period has expired, the Owner (herein referred to as "the claimant") may submit a claim for any such waiver. The claim must be submitted on our Withdrawal Charge waiver form within 10 Business Days of submitting the withdrawal request before any waiver benefit is provided. If the Withdrawal Charge waiver form is not submitted within 10 Business Days of the withdrawal request, it is considered that the claimant complied with the claim requirements if the claimant submits written proof covering the occurrence, the character of and the extent of the occurrence for which the claim is made. If the claim is denied by AXA Equitable, the withdrawal will not be processed until the claimant is notified of the denial and is provided with the opportunity to accept or reject the withdrawal proceeds, including any applicable withdrawal charge. The withdrawal shall not prejudice the waiver of any Withdrawal Charge while the Withdrawal Charge waiver benefit is applicable.

For purposes of Withdrawal Charge waiver items 1 through 6 reference to "Owner" means: (a) under Joint Owner Contracts, the older of the Owner and Joint Owner and (b) under Contracts owned by Non-Natural Owner(s), the Annuitant, or the older of the Annuitant and Joint Annuitant, if applicable.

However, for A Contract issued with the Guaranteed Minimum Income Benefit ("GMIB") Rider, that converts to GWBL, for purposes of the Withdrawal Charge waivers below, in the event of death, items 1 and 6, reference to "Owner" means:
(a) under Joint Life Contracts, the second to die of the Owner or the Successor Owner, and (b) under Contracts with a Non-Natural Owner, the Annuitant for a Single Life Contract or the second to die of the Annuitant or Joint Annuitant for Joint Life Contracts. [For Contracts with GMIB that convert to GWBL under a Single Life Contract with Joint Owners or Single Life Non-Natural Owner Contracts with Joint Annuitants, for purposes of the Withdrawal Charge waivers below, in the event of death, items 1 and 6, reference to "Owner" means the older Owner or older Annuitant respectively. ]

NO WITHDRAWAL CHARGE WILL APPLY IN THESE EVENTS:

1. the Owner dies and the Death Benefit is payable;

2. the receipt by us of a properly completed form electing application of the Annuity Account Value to be used to purchase a life annuity, as described in
   Section 7.05; or

3. the Owner is unable to perform three "activities of daily living" as defined in Items (i) through (vi) and provide documentation satisfactory to us that the Owner is unable to perform three "activities of daily living" as defined in Items (i) through (vi). Such proof must include, but is not limited to, written certification from a U.S. licensed physician. "Physician" means a person, defined in Section 1861(r )(1) of the Social Security Act, who is licensed to practice the healing arts and is performing only those services within the scope of his or her license;
             (i) "Bathing" means washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.


ICC11DPACC-CP                                                       Data Page 10

             (ii) "Continence" means the ability to maintain control of bowel and bladder function; or, when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for catheter or colostomy bag).
             (iii) "Dressing" means putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.
             (iv) "Eating" means feeding oneself by food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.
             (v) "Toileting" means getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.
             (vi) "Transferring" means moving into or out of a bed, chair or wheelchair.


      4. we receive proof satisfactory to us that the Owner 's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician); or

      5. the Owner has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all the following:

          o its main function is to provide skilled, intermediate or custodial nursing care;
          o  it provides continuous room and board to three or more persons;
          o  it is supervised by a registered nurse or practical nurse;
          o  it keeps daily medical records of each patient;
          o  it controls and records all medications dispensed; and
          o  its primary service is other than to provide housing for residents.
      6. for NQ Contracts and Traditional and Roth IRA Contracts, (not including Inherited IRA Contracts ) , the Spousal Continuation option is elected and the surviving spouse withdraws Contributions made prior to the original Owner's death.

[ITEM 7 BELOW WILL APPLY ONLY TO CONTRACT OWNERS IN THE NQ, TRADITIONAL IRA AND ROTH IRA MARKET SEGMENTS]

      7. [a Death Benefit is payable and the Beneficiary Continuation Option is elected.]

[ITEM 8 BELOW WILL APPLY ONLY TO CONTRACT OWNERS IN THE TRADITIONAL IRA (NOT APPLICABLE TO INHERITED IRA) AND QP MARKET SEGMENTS]
      8. [FOR THE QP MARKET SEGMENT] [a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service. However, in each Contract Year, the amount of the Required Minimum Distribution withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.] [ITEM 8 ABOVE FOR TRADITIONAL IRA CONTRACTS (NOT APPLICABLE TO INHERITED IRA) ONLY THE FOLLOWING LANGUAGE WILL REPLACE THE IMMEDIATELY PRECEDING SENTENCE] [a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service or withdrawals made under our Substantially Equal Withdrawal Program. However, in each Contract Year, the amount of the Required Minimum Distribution [or Substantially Equal Withdrawal] is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.]

 [ITEM 9 APPLIES TO TRADITIONAL IRA CONTRACTS]


ICC11DPACC-CP                                                       Data Page 11

      9. [amounts under this Contract that are directly transferred to an [Accumulator ] Roth IRA Contract of the same class for purposes of a Roth IRA conversion.]

  [ITEMS 10 AND 11 APPLY TO CONTRACTS WITH A GMIB RIDER]
     10. [withdrawals from Contracts with a GMIB with GWBL Conversion Benefit Rider, which do not exceed (i) the AWA (described in Part I of the Rider) and (ii) the GAWA (described in Part II of the Rider) in a Contract Year.
     11. amounts are applied to provide GMIB payments under your Contract when GMIB is exercised on the Last GMIB Exercise Date. The waiting period to exercise GMIB for any optional reset you may have elected for the rollup portion of your GMIB Benefit Base is also waived upon GMIB exercise on the Last GMIB Exercise Date.]


ICC11DPACC-CP                                                       Data Page 12

PART E - THIS PART DESCRIBES CERTAIN TERMS AND CONDITIONS APPLICABLE TO THE RIDERS ISSUED UNDER YOUR CONTRACT.

[Terms and Conditions Applicable to your GUARANTEED MINIMUM INCOME BENEFIT RIDER WITH GUARANTEED WITHDRAWAL BENEFIT FOR LIVE CONVERSION BENEFIT (GMIB) RIDER. Please read the Rider for the complete provisions shown below.

1.     Your GIB Rider is effective as of the Contract Date.

2.     ANNUAL ROLLUP RATE:
       Your Annual Rollup Rate is [5.00%].

3.     DEFERRAL BONUS ROLLUP RATE:
       Your Deferral Bonus Rollup Rate is [5.50%].

4. Withdrawals under the Contract will cause an adjustment to your GMIB Benefit Base as described in Section 1.02C of this Rider. The adjustment may be greater than the amount withdrawn. [The GMIB Benefit Base will be reduced by any applicable withdrawal charge remaining on the Transaction Date that the Owner exercises the GMIB. The amount of the charge is a withdrawal that will reduce the GMIB Benefit Base. When GMIB is exercised on the last GMIB Exercise Date, or within [30] days following the last GMIB Exercise Date, withdrawal charges are not applicable. ]

       YOUR LAST GMIB EXERCISE DATE IS THE CONTRACT DATE ANNIVERSARY FOLLOWING YOUR [85TH] BIRTHDAY. You have several options on how you may proceed with this Rider on that date as described in Section 1.05. You will have [30 days] from the Last GMIB Exercise Date to make such an election. Unless you elect otherwise, on this date, this Rider will automatically convert to a Guaranteed Withdrawal Benefit for Life (GWBL) Rider.

5.     1.02(A)(1)(B) GMIB ANNUAL WITHDRAWAL AMOUNT ("AWA")

       The GMIB AWA for each Contract Year is equal to (i) the Rollup Benefit Base at the beginning of the Contract Year multiplied by (ii) the Annual Rollup Rate. There is no GMIB Annual Withdrawal Amount before the [first] Contract Date Anniversary.

6.     1.02(A)(1)(I) OPTIONAL RESET OF ROLLUP BENEFIT BASE

       On or within [30] days following the [first] or later Contract Date Anniversary, you may reset your Rollup Benefit Base to equal the Annuity Account Value on that Contract Date Anniversary. The Rollup continues on your reset Benefit Base. When you reset your Rollup Benefit Base, you may not reset the Benefit Base again until the [first] or later Contract Date Anniversary following the reset. Reset is not permitted after the Contract Date Anniversary following your [85th] birthday. A reset is not applicable to your Annuity Account Value.

       When you reset your Rollup Benefit Base, you may not exercise GMIB as described in Section 1.03 of this GMIB Rider, until the [10th] Contract Date Anniversary following the reset, or such later date as provided in
       Section 1.03 of this GMIB Rider. [If you reset your Rollup Benefit Base on or after age [76], notwithstanding anything to the contrary, you may


ICC11DPACC-CP                                                       Data Page 13
       elect a GMIB Exercise Option described in Part II of this GMIB Rider upon your Contract Date Anniversary following your [85th ] birthday.]

7.     2.01(G) GUARANTEED ANNUAL WITHDRAWAL AMOUNT ("GAWA")

       Your initial Guaranteed Annual Withdrawal Amount ("GAWA") is equal to the greater of (i) the Annuity Account Value Applicable Percentage shown in the table below applied to your Annuity Account Value and (ii) the GMIB Benefit Base Applicable Percentage shown in the table below applied to your GMIB Benefit Base. Both these values are determined as of the GWBL Conversion Effective Date.

       Single Life Benefit Contract Applicable Percentages: For purposes of determining your initial GAWA, the percentages shown in the Single Life line in the table are used.

       If your initial Applicable Percentage is the percentage shown in column B of the table, it will increase to the percentage shown in Column A on any Contract Date Anniversary on which your Benefit Base is increased by an Annual Ratchet.

       Joint Life Benefit Contract Applicable Percentages: The Applicable Percentage is based on your age or the age of the Successor Owner [NQ only: or Joint Owner, as applicable], whoever is younger. For a Joint Life Benefit Contract with a Non-Natural Owner, the Applicable Percentage is based on the younger Annuitant's age. The Applicable Percentages are shown in the Joint Life line for the appropriate age in the table below.

       If you change your benefit to a Joint Life Benefit Contract on or after your GWBL Conversion Effective Date, the Applicable Percentage is re-determined as an initial Applicable Percentage as described above.

       For Joint Life Benefit Contracts, if the GWBL Benefit Base is increased by an Annual Ratchet after the GWBL Conversion Effective Date, then as of the Contract Date Anniversary for that Annual Ratchet, the Applicable Percentage will be the percentage shown in Column A for the current age of the younger spouse:


        ================================ ======================================= ===================================
                                                           A                                     B

                                         Applicable Percentage if Annuity        Applicable Percentage if GMIB
                                         Account Value produces a higher GAWA    Benefit Base produces a higher
                                                                                 GAWA
        ================================ ======================================= ===================================
        SINGLE LIFE (All ages)                           [6.0%]                                [5.0%]
        ================================ ======================================= ===================================
        JOINT LIFE IF YOUNGER SPOUSE
        IS:
        -------------------------------- --------------------------------------- -----------------------------------
        Age [85+                                         [5.5%                                 [4.0%
        -------------------------------- --------------------------------------- -----------------------------------
        Ages 80-84                                        5.0%                                  3.5%
        -------------------------------- --------------------------------------- -----------------------------------
        Ages 75-79                                        4.5%                                  3.0%
        -------------------------------- --------------------------------------- -----------------------------------
        Ages 70-74]                                      4.0%]                                 2.5%]
        -------------------------------- --------------------------------------- -----------------------------------

        ================================ ======================================= ===================================

       Your GAWA may be taken through an Automatic Payment Plan we offer. If you take less than the GAWA in any Contract Year, you may not add the remainder to your GAWA in any subsequent Contract Year.

ICC11DPACC-CP                                                       Data Page 14

8.     2.01(I) EXCESS WITHDRAWAL

       An Excess Withdrawal occurs when you withdraw more than your GAWA in any Contract Year. Once a withdrawal causes cumulative withdrawals in a Contract Year to exceed your GAWA, the portion of the amount of that withdrawal that exceeds your GAWA and all subsequent withdrawals in that Contract Year are considered Excess Withdrawals.

       If you make an Excess Withdrawal, we recalculate your Benefit Base and the GAWA, as follows: 1) The Benefit Base is reduced on a pro-rata basis by an Excess Withdrawal on the date of the withdrawal. 2) The GAWA for the next Contract Year is recalculated to equal the Applicable Percentage multiplied by the reset Benefit Base.

       An Excess Withdrawal that reduces your Annuity Account Value to zero terminates the Contract, including all benefits, without value.

9.     3.02 THE COST OF THIS RIDER

       [IF GMIB I IS ELECTED]

       [Guaranteed Minimum Income Benefit: The current charge for this benefit is [0.90%] of the GMIB Benefit Base and [0.90%] of the GWBL Benefit Base after the GWBL Conversion Effective Date The maximum charge upon reset of the Rollup Benefit Base benefit is [1.20%] of the Rider's Benefit Base. On and after the GWBL Conversion Effective Date the charge for this Rider may increase upon an Annual Ratchet as described in Section 2.01(H) of this Rider, but will never exceed the maximum shown here.]

       We will determine and, deduct the above charge(s) annually from your Annuity Account Value on each Contract Date Anniversary for which the benefit is in effect. We will deduct the above charges for the portion of any Contract Year in which this benefit is terminated pursuant to Section
       3.03 of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

       The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro-rata basis. If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Money Market Dollar Cost Averaging.]


ICC11DPACC-CP                                                       Data Page 15

[Terms and Conditions Applicable to your "GREATER OF" DEATH BENEFIT RIDER. Please read the Rider for the complete provisions shown below.

1.     Your GMDB Rider is effective as of the Contract Date.

2.     ANNUAL ROLLUP RATE:
       Your Annual Rollup Rate is [5.00%].

3.     DEFERRAL BONUS ROLLUP RATE:
       Your Deferral Bonus Rollup Rate is [5.50%].

4.     1.02(A)(7)  OPTIONAL RESET OF ROLLUP BENEFIT BASE

       On or within [30] days following the [first] or later Contract Date Anniversary, you may reset your Rollup Benefit Base to equal the Annuity Account Value on that Contract Date Anniversary. The Rollup continues on your reset Benefit Base. When you reset your Rollup Benefit Base, you may not reset the Rollup Benefit Base again until the [first] or later Contract Date Anniversary following the reset. A Reset is not permitted after the Contract Date Anniversary following your [85th] birthday.

       If you reset your Rollup Benefit Base under this GMDB Rider, you must also reset your Rollup Benefit Base under your GMIB Rider.

5.     1.04 THE COST OF THIS RIDER

       [IF GMIB I IS ELECTED]

       [The current charge for this benefit is [0.90%] of the GMDB Benefit Base. This charge is based on the greater of the Rollup and the HAV Benefit Bases on your Contract Date Anniversary. The maximum charge upon reset for this benefit is [1.05%] of the Rider's Benefit Base.]

       We will determine and deduct the above charge annually from your Annuity Account Value on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which this Rider is terminated pursuant to Section 1.05 of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

       The above charge will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro-rata basis. If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Money Market Dollar Cost Averaging.

6. Credits are not applied to your GMDB Benefit Base. However, credits are included in your Annuity Account Value. Your Annuity Account Value can increase your HAV Benefit Base and your Rollup Benefit Base as a result of ratchets and resets, respectively. Therefore, credits can indirectly increase your GMDB Benefit Base.]


ICC11DPACC-CP                                                       Data Page 16

[Terms and Conditions Applicable to your HIGHEST ANNIVERSARY VALUE DEATH BENEFIT RIDER. Please read the Rider for the complete provisions shown below.

1.     Your GMDB Rider is effective as of the Contract Date.

2.     IV.     THE COST OF THIS RIDER

       The charge for this benefit is [0.35%] of the HAV Benefit Base. This charge is based on the HAV Benefit Base on your Contract Date Anniversary.

       We will determine and deduct the above charge annually from your Annuity Account Value on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which this Rider is terminated pursuant to Section V. of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

       The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro-rata basis. If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Money Market Dollar Cost Averaging.

3. Credits are not applied to your GMDB Benefit Base. However, Credits are included in your Annuity Account Value. Your Annuity Account Value can increase your HAV Benefit Base as a result of ratchets. Therefore, Credits can indirectly increase your GMDB Benefit Base.]

[Terms and Conditions Applicable to your HIGHEST ANNIVERSARY VALUE DEATH BENEFIT RIDER. You have elected this Rider with the GIB Rider. Please read the Rider for the complete provisions shown below.

1.     Your GMDB Rider is effective as of the Contract Date.

2.     III. EFFECT OF WITHDRAWALS ON YOUR HIGHEST ANNIVERSARY VALUE BENEFIT BASE

       The HAV Benefit Base will be reduced by withdrawals. [During each Contract Year, prior to completion of [one] [Contract Year[s], your HAV GMDB will be reduced on a pro-rata basis.]

       After completion of your [first] [Contract Year]], your HAV Benefit Base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in that Contract Year does not exceed your Guaranteed Minimum Income Benefit ("GMIB") Annual Withdrawal Amount ("AWA"), as described in your GMIB Rider. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed your GMIB AWA the portion of that withdrawal that exceeds your GMIB AWA and any subsequent withdrawals in that Contract Year will cause a pro-rata reduction of the HAV Benefit Base.


ICC11DPACC-CP                                                       Data Page 17

       Notwithstanding the above two paragraphs, if you terminate your GMIB Rider prior to the Contract Date Anniversary following your [85th] birthday (Last GMIB Exercise Date), your HAV Benefit Base will be reduced by all withdrawals including RMD withdrawals on a pro-rata basis, beginning on the transaction date of the GMIB Rider termination.

       Provided that your GMIB Rider has not converted to a GWBL Rider, upon termination of your GMIB Rider on the Last GMIB Exercise Date, or [30 days thereafter], your HAV Benefit Base will be reduced by withdrawals on a dollar for dollar basis. However, the portion of any withdrawal that exceeds [5%] of the HAV Benefit Base at the beginning of a Contract Year, and any subsequent withdrawals in that Contract Year, will cause a pro-rata reduction of the HAV Benefit Base.

3.     IV.     THE COST OF THIS RIDER

       The charge for this benefit is [0.35%] of the HAV Benefit Base. This charge is based on the HAV Benefit Base on your Contract Date Anniversary.

       We will determine and deduct the above charge annually from your Annuity Account Value on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which this Rider is terminated pursuant to Section V. of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

       The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro-rata basis. If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Money Market Dollar Cost Averaging.

4. Credits are not applied to your GMDB Benefit Base. However, Credits are included in your Annuity Account Value. Your Annuity Account Value can increase your HAV Benefit Base as a result of ratchets. Therefore, Credits can indirectly increase your GMDB Benefit Base.]

[Terms and Conditions Applicable to your EARNINGS ENHANCEMENT BENEFIT RIDER. Please read the Rider for the complete provisions shown below.

1.     Your Earnings Enhancement Rider is effective as of the Contract Date.

2.     I.  This Rider's Benefit

       The [Earnings Enhancement Benefit] Death Benefit Increment is equal to:

       [40% (for Owner's issue ages up to age 70) or 25% (for Owner's issue ages 71 through 75)]

       of your Death Benefit as described in the Death Benefit section less your [Earnings Enhancement Benefit] Contributions.


ICC11DPACC-CP                                                       Data Page 18

3.     III.    THE COST OF THIS RIDER

       The charge for this benefit is [0.35%] of the Annuity Account Value. This charge is based on the Annuity Account Value on your Contract Date Anniversary.

       We will determine and deduct the above charge annually from your Annuity Account Value on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which this Rider is terminated pursuant to Section IV. of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

       The above charges will be deducted from the Annuity Account Value in the Variable Investment Options and the Guaranteed Interest Option on a pro-rata basis. If there is insufficient value or no value in the Variable Investment Options and the Guaranteed Interest Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Money Market Dollar Cost Averaging.]



ICC11DPACC-CP                                                       Data Page 19